EXHIBIT 99.1

              David Taber of American River Bankshares to Speak at
                       Community Bank Investor Conference

Sacramento, CA, July 19, 2007 - David T. Taber, President and CEO of American River Bankshares, is scheduled to speak at the Keefe, Bruyette, and Woods (KBW) 8th Annual Community Bank Investor Conference in New York City on August 1st at approximately 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time).

Presentations will be webcast live at
http://www.kbw.com/news/conferenceCommunity.html and will be available for 60 days following the event. In addition, American River Bankshares presentation materials will be available online after the event at www.amrb.com.

The conference will feature presentations from more that 85 public community banking companies, representing all areas of the country.


About KBW
---------
KBW, Inc. through its subsidiaries Keefe, Bruyette & Woods, Inc., Keefe, Bruyette & Woods Limited and KBW Asset Management, is a full service investment bank specializing in the financial services industry. For more information, please visit www.kbw.com.


About American River Bankshares
-------------------------------
American River Bankshares (NASDAQ-GS: AMRB) is the parent company of American River Bank ("ARB"), a community business bank serving the Greater Sacramento Area that operates a family of financial services providers, including North Coast Bank [a division of "ARB"] in Sonoma County and Bank of Amador [a division of "ARB"] in Amador County. For more information, please call (916) 851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; www.bankofamador.com.





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